Exhibit 99.1

Press Contact: Ehmonie Hainey Debt Resolve, Inc. ehainey@debtresolve.com (914) 949-5500 x228

Press Release

DEBT RESOLVE APPOINTS KENNETH MONTGOMERY
CHIEF EXECUTIVE OFFICER
As Planned, James D. Burchetta Elects to Step Down as CEO and be Appointed Founder &
Chairman of the Board
and Announces Board Changes

White Plains, New York (January 24, 2008) - Debt Resolve, Inc. (AMEX: DRV) announced today that Kenneth Montgomery has been appointed Chief Executive Officer, effective February 16, 2008, and that its Co-Chairman and Chief Executive Officer, James D. Burchetta, has elected to step down as CEO, as planned after the one-year anniversary of the initial public offering (IPO). Mr. Burchetta will remain an active member of the senior management team and has been appointed Chairman of the Board & Founder. He will continue to oversee investor relations, corporate strategy and product development. Debt Resolve also announced today that its Chief Financial Officer, David M. Rainey, has been named President.

Mr. Montgomery has over 25 years in the financial services industry. From March 2003 to March 2006, he held the position of President and Chief Executive Officer of Pentegra Retirement Services, where he managed assets totaling over $4B and successfully transformed the culture to accelerate growth. From April 2001 to January 2003, Mr. Montgomery was Head of Sales and Business Development at CIGNA Retirement Services. Additional experience includes executive positions with IBM, Chemical Bank (now J.P. Morgan Chase), Putnam and Prudential. Mr. Montgomery received his Master of Science in Management from the Sloan Program at the Stanford Graduate School of Business. Mr. Montgomery stated: ”I am excited to have been appointed Chief Executive Officer of Debt Resolve. My immediate plans include expanding distribution of Debt Resolve’s patent-based online collections tool and stimulating revenue growth.”

Mr. Rainey has been Chief Financial Officer at the company since March 2007. He has over 19 years of experience in public company accounting and finance roles, corporate governance, Sarbanes-Oxley issues, and mergers and acquisitions. Before joining Debt Resolve, Mr. Rainey served as the Chief Financial Officer and Treasurer of Hudson Scenic Studio, where he was responsible for finance and accounting. Prior to that, he was Chief Financial Officer and Vice President of Finance at Star Gas Propane, L.P., a business unit of Star Gas Partners, L.P. Mr. Rainey also served as Treasury Generalist and Western Region Controller at Westvaco Corporation. Mr. Rainey holds a Masters of Business Administration and a Juris Doctorate from Vanderbilt University. Mr. Rainey commented: "I am gratified by the Board's confidence in me and look forward to accelerating the improvement in Debt Resolve's operating and financial performance."

Mr. Burchetta stated: “As planned prior to Debt Resolve’s IPO, I have decided to step aside to allow an experienced CEO to lead the Company. I am delighted that Ken Montgomery has agreed to join Debt Resolve. Ken has a proven record of corporate success. I am also pleased to appoint David as President. David has a wealth of experience both as Debt Resolve’s Chief Financial Officer and his prior experience as an attorney and executive will serve him well in his role as President. I will give David and Ken all of my support and advice."

Debt Resolve also announced today that Charles S. Brofman has stepped down from his position as Co-Chairman but will remain an active member of the Board of Directors. Mr. Brofman remarked: “I am very supportive of Ken Montgomery and I believe he can accelerate the growth of our business. Jim has done an outstanding job positioning this company and together with David Rainey they will make great team. I will continue to serve Debt Resolve as a Director and Co-Founder and am looking forward to participating in its success. My growing responsibilities as CEO of Cybersettle make this the opportune time to step aside as Co-Chairman, but continue my involvement with Debt Resolve."

Debt Resolve also announced today that Board Member Jeffrey S. Bernstein has stepped down as a Board Member to become a consultant on behalf of Debt Resolve in the areas of business development and collection strategy. Mr. Bernstein has 28 years of financial services industry experience, currently serving as CEO of Stratagem Portfolio Services, Inc., a San Rafael, CA-based analytics, modeling and strategy consulting firm. Mr. Bernstein was formerly a Global Solutions Leader with MasterCard Worldwide.

About Debt Resolve, Inc.
Debt Resolve provides lenders, collection agencies, debt buyers and utilities with a patent-based online bidding system for the resolution and settlement of consumer debt and a collections and skip tracing solution that is effective at every stage of collection and recovery. Through its subsidiary, First Performance Corporation, the Company is actively engaged in operating a collection agency for the benefit of its clients, which include banks, finance companies and purchasers of distressed accounts receivable. The stock of Debt Resolve is traded on the American Stock Exchange. Debt Resolve is headquartered in White Plains, New York. For more information, please visit the website at www.debtresolve.com.

Forward-Looking Statements and Disclaimer
Certain statements in this press release and elsewhere by management of the Company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of the Company’s operations, or the performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere in this press release, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of Debt Resolve to realize improvements in operating earnings expected from the acquisition of First Performance; competitive pricing for the Company’s products and services; fluctuations in demand for the Company’s products or services; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the collection of consumer debt; adverse results in current or future litigation; currency movements; and other risk factors discussed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and in other filings made from time to time with the SEC. Debt Resolve undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the Company’s reports filed with the SEC.